EXHIBIT 16(b)


November 7, 2002

Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam,

We have read the statements made by Serefex Corporation (the "Company"), (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report dated October 21, 2002. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ Clancy and Co., P.L.L.C.

Clancy and Co., P.L.L.C.




C:  Mr.  Brian  Dunn,  President,   Serefex  Corporation  (via  facsimile  only:
941-417-8560)

C: Serefex Corporation
    645 Penobscot Building, Suite 1300
    Detroit, MI 48225
    (via U.S. Mail)